UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 18, 2005

Remote Knowledge, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-106247	74-1664837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3657 Briarpark Drive, Suite 100

Houston, Texas 77042

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (281) 599-4800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On May 18, 2005, Remote Knowledge, Inc. (the “Company”) and Mark Sullivan entered into an Employment Agreement effective as of June 1, 2005 (the “Agreement”), pursuant to which Mr. Sullivan will serve as the Company’s Chief Technology Architect. Although not considered by the Company to be an executive officer, the Company does consider this agreement, because of the amount of the compensation and type of services to be rendered, to be material.

For his services, Mr. Sullivan is entitled to receive an annual salary of $500,000. In addition to his salary, in recognition that Mr. Sullivan is making a two-year commitment, he shall receive a one time stock grant of 1,000,000 shares of the Company’s common stock. If either the Company or Mr. Sullivan terminates the Agreement prior to May 31, 2007, any continuation of employment thereafter, unless specifically agreed to in writing, shall be strictly at will. Except as required by law, Mr. Sullivan shall not receive any other compensation or benefits from the Company other than as set forth in the Agreement. A copy of the Agreement is attached to this report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits. The following exhibits are furnished as part of this report:

Exhibit Number	Description
10.1	Employment Agreement between Remote Knowledge, Inc. and Mark Sullivan dated May 18, 2005.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMOTE KNOWLEDGE, INC.

Date: May 23, 2005	By:	/s/ D. Henry Houston
D. Henry Houston, Chief Financial Officer

3

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement between Remote Knowledge, Inc. and Mark Sullivan dated May 18, 2005.

4